UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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PERFORMANCE TECHNOLOGIES, INCORPORATED
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PERFORMANCE TECHNOLOGIES, INCORPORATED

------------------------------------------------------ NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 20, 2010

The Annual Meeting of Stockholders of Performance Technologies, Incorporated will be held at our headquarters located at 205 Indigo Creek Drive, Rochester, New York 14626, on Thursday, May 20, 2010 at 10:00 a.m., New York time, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1. To elect two Class II directors to our Board of Directors each to hold office until our 2013 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders of record at the close of business on March 22, 2010 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly vote by the Internet, by telephone or by completing and returning the enclosed proxy card. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Stuart B. Meisenzahl
Secretary
205 Indigo Creek Drive Rochester, New York 14626 April 19, 2010

PERFORMANCE TECHNOLOGIES, INC.
205 Indigo Creek Drive
Rochester, New York 14626
PROXY STATEMENT	April 19, 2010

GENERAL INFORMATION

This proxy statement is solicited on behalf of the Board of Directors of Performance Technologies, Incorporated (“PT”, the “Company”, “we”, “us”, “our”) to be used at our Annual Meeting of Stockholders, which will be held at our principal executive office, 205 Indigo Creek Drive, Rochester, New York 14626, at 10:00 a.m., New York time, on Thursday, May 20, 2010 (the “Meeting”), and at any adjournments thereof. This proxy statement, the accompanying form of proxy, and our 2009 annual report to stockholders are first being mailed to our stockholders on or about April 19, 2010.

The proxy, when properly executed and received by our Secretary prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with our Secretary prior to the Meeting. A stockholder of record may also revoke a proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein and, unless otherwise indicated, FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The full cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, directors, officers or our regular employees, without extra compensation, may solicit proxies personally, by telephone, email or facsimile transmission. We requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2010

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement, form of proxy and 2009 annual report to stockholders available to you on the internet at www.pt.com.

VOTES REQUIRED

Stockholders may vote by mail, telephone or the Internet. For some stockholders, information regarding telephone and Internet voting is included in the proxy card instructions. Our total outstanding shares of capital stock as of March 22, 2010, the record date for the Meeting (the “Record Date”), consisted of 11,116,397 shares of Common Stock, par value $.01 per share (the “Common Stock”). Only holders of record of Common Stock on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in the holder’s name. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business, as provided in the Company’s by-laws.

Pursuant to the provisions of the Delaware General Corporation Law, directors shall be elected by a plurality of the votes cast by the holders of shares of our Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Provided each nominee receives at least one vote in favor of his election, abstentions will have no effect on the election of directors.

The affirmative vote of a majority of the shares present or represented by proxy at the Meeting and entitled to vote at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Abstentions are treated as shares present and voting, so abstaining has the same effect as a negative vote.

With respect to “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, a brokerage firm, bank or other nominee has authority (but is not required), under the rules governing self-regulatory organizations (the “SRO rules”), to vote its clients’ shares if the clients do not provide instructions. When a brokerage firm, bank or other nominee votes its clients’ securities on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted “FOR” or “AGAINST” such routine matters. The Securities and Exchange Commission recently approved an amendment to the rules applicable to brokers, which amendment makes the election of directors a “non-routine” matter.

With respect to “non-routine” matters, including the election of directors, a brokerage firm, bank or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not specifically instruct their brokerage firm, bank or other nominee on how to vote their shares. The brokerage firm, bank or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of shares voted “FOR,” “AGAINST” or “ABSTAINING” from any non-routine matters. At the 2010 Annual Meeting of Shareholders, one non-routine matter, the election of two Class II directors of the Company with terms expiring in 2013, will be presented for a vote.

Accordingly, if you do not vote your proxy, your brokerage firm, bank or other nominee may either: (i) vote your shares on routine matters and cast a “broker non-vote” on non-routine matters, or (ii) leave your shares un-voted altogether. Therefore, we encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures that your shares and voting preferences will be fully represented at the meeting.

CORPORATE GOVERNANCE
Overview

The Company has a history of good corporate governance practices, which have aided our long-term success. The Board of Directors (the “Board”) and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our stockholders.

The Board provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the chairman and other officers. The Board has three standing committees, the principal responsibilities of which are described below.

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire. The questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. The Board is charged with addressing any conflict of interest involving the chairman, the chief executive officer, the chief financial officer, or any elected officer of the Company.

Director Independence

Each year, the Board affirmatively determines the independence of each director and nominee for election as a director as required by the NASDAQ Listing Standards.

Based on these standards, the Board affirmatively determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and, if applicable, stockholder of the Company:

(1) Dennis C. Connors	(3) Stuart B. Meisenzahl	(5) Robert L. Tillman
(2) Charles E. Maginness	(4) E. Mark Rajkowski

In addition, based on such standards, the Board affirmatively determined that John M. Slusser is not independent because he is the chairman, president and chief executive officer of the Company.

Board Leadership and Risk Management

Current Leadership Structure

John M. Slusser holds the position of Chairman, Chief Executive Officer and President. The Board currently believes that the Company and its stockholders are best served by having Mr. Slusser serve in both positions. As PT’s founder, Mr. Slusser is most familiar with our business and the unique challenges we face in the current environment. The Board believes Mr. Slusser is best positioned to set the agenda items and lead discussions on the important matters affecting us. Mr. Slusser’s wealth of knowledge regarding Company operations and the markets in which we compete qualifies him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and CEO facilitates centralized Board leadership in one person so there is no ambiguity about accountability. This structure also eliminates conflict between two leaders and minimizes the likelihood of two spokespersons sending different messages. Other than Mr. Slusser, all members of the Board are independent and our key committees are comprised solely of independent Board members. In addition, at each regularly scheduled Board meeting, independent directors are provided an opportunity to meet in an executive session without Mr. Slusser present to review Company performance, management effectiveness, proposed programs and transactions and items for subsequent Board meeting agendas.

The Board’s Role in Risk Oversight

Our Board is responsible for oversight of PT’s risk assessment and risk management process. The Audit Committee is responsible for financial and accounting risk oversight, including risk associated with financial statements and internal controls. The Compensation Committee is responsible for compensation risk oversight, including the design of compensation programs. Our Board is responsible for enterprise-wide risk management oversight, including risks associated with our operations and strategic direction. Our Board performs this function in a number of ways, including:

• at its regularly scheduled meetings, the Board receives management updates on our business operations, financial results, and strategy, and discusses risks related to the business; and

• at its regularly scheduled meetings, the Board receives committee reports and management updates on risks overseen by the Board committees, and discusses such risks.

Management is responsible for day-to-day risk management. This risk management responsibility includes identifying, evaluating and addressing potential risks that may exist at the enterprise, operational, strategic, financial, regulatory and/or reporting levels and reporting material and significant risks to the Board. In addition, our Chief Financial Officer reports to our Audit Committee on financial statement and internal controls risk.

Nominations of Directors

Identifying Candidates

The Nominating Committee has a written charter available in the Investors section of our website at www.pt.com, which specifically sets forth the duties of the Nominating Committee. The Nominating Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. In addition, the Nominating Committee considers recommendations of potential candidates from current directors, management and stockholders. The Committee intends to evaluate candidates, whether the candidate was recommended by a stockholder or by the Nominating Committee, in the same manner. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the attention of the Nominating Committee at the address set forth on the cover of this proxy statement. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our Common Stock. In addition, any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Qualifications and Diversity

The Nominating Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but the Committee requires that each director has a proven record of success and leadership. The Nominating Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Committee has no set diversity policy or targets, but will place appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as financial and accounting expertise and experience on other Boards are examples of attributes that our Board and the Nominating Committee consider to be key. The Nominating Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

Candidate Selection Process

New candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee considers diversity, maturity, skills and such other factors as it deems appropriate given our current needs and the needs of our Board to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent, which determination is based upon applicable NASDAQ Listing Standards, applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”), and the advice of counsel, if necessary. The Nominating Committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

Regardless of how a candidate is brought to the Nominating Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. The following address may be used by those who wish to send such communications:

[Board of Directors] or [Name of Individual Director(s)] PT c/o Secretary 205 Indigo Creek Drive Rochester, NY 14626

The Board has instructed the Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications and advertising, and routine business matters (i.e. business inquiries, complaints, or suggestions). However, any director may, at any time, request the Secretary to forward any and all communications received by the Secretary but not previously forwarded to the directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the “Code”) applies to all directors, officers and employees or associates of the Company and its subsidiary companies. It is intended to promote the highest standards of honesty and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full and understandable disclosure in reports and documents filed with the SEC, compliance with applicable governmental rules and regulations, the prompt reporting of violations of the Code to an appropriate person or persons identified in the Code, and accountability for adherence to the Code. The Code complies with the requirements of Item 406 of the SEC’s Regulation S-K.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics.

Any employee, stockholder or other interested party can send an email to auditcommittee@pt.com to submit a report of suspected or actual violations of the Company’s Code of Business Conduct and Ethics. In addition, communications can be sent to the Chairman of our Audit Committee at:

Mr. E. Mark Rajkowski MeadWestvaco Corporation Worldwide Headquarters 11013 W. Broad Street Glen Ellen, VA 23060

The Company’s Code of Business Conduct and Ethics is available on our website at www.pt.com in the Investors section.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board, committee and stockholders’ meetings. Our Board held nine meetings during 2009, of which four were regularly scheduled meetings and five were held to address particular matters. All of the directors attended at least 75 percent of the Board and committee meetings that required their attendance. As required by the NASDAQ Listing Standards, it is the policy of the Board that the independent members of the Board meet regularly in executive (private) sessions at which only independent directors are present. We believe that it is important for our directors to attend the Annual Meeting of Stockholders and expect them to do so each year, barring unforeseen circumstances. All of our directors attended the 2009 Annual Meeting of Stockholders.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominating Committee and the Compensation Committee. In accordance with the NASDAQ Listing Standards, all the committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the Board committees:

Audit	Nominating	Compensation
Committee	Committee	Committee
Dennis C. Connors	Dennis C. Connors	Charles E. Maginness*
Stuart B. Meisenzahl	Charles E. Maginness	Stuart B. Meisenzahl
E. Mark Rajkowski*	Robert L. Tillman*	Robert L. Tillman
* Denotes Committee Chairperson

In addition to the three standing committees mentioned above, on occasion the Board convenes a special Strategic Planning Committee to provide input and advice to senior management with respect to certain initiatives and other matters related to the strategic direction of the Company. This committee is comprised of Dennis C. Connors, Charles E. Maginness, John M. Slusser and Robert L. Tillman, all of whom (with the exception of Mr. Slusser) are independent directors. This special committee did not meet during 2009.

Audit Committee

The Audit Committee has three members and met eight times during 2009. The Audit Committee is responsible for reviewing our financial reporting procedures and attending to related matters, as discussed in the Audit Committee’s charter. The written charter for the Audit Committee, which was adopted by the Board, more specifically sets forth the duties of the Audit Committee and is available in the Investors section of our website at www.pt.com. All of the members of the Audit Committee are financially literate and qualify as being “independent” under the NASDAQ Listing Standards and applicable SEC rules. In addition, the Board has determined that Mr. Rajkowski qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee’s responsibilities, which are set forth in detail in its charter, include the following:

• Establish policies and procedures for, and review and approve the appointment, compensation and termination of, the independent registered public accounting firm;

• Review with the independent registered public accounting firm and financial management of the Company and approve the scope of the audit;

• Pre-approve all audit and permissible non-audit fees;

• Hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls and compliance with Company policies;

• Review consolidated financial statements and disclosures;

• Review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

• Perform other functions or duties deemed appropriate by the Board.

Nominating Committee

The Nominating Committee has three members and did not meet during 2009. The director nominees were nominated for re-election by the full Board. The Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ Listing Standards. The Board has adopted a charter for the Nominating Committee, which is available in the Investors section of our website at www.pt.com.

The Nominating Committee’s responsibilities, which are set forth in detail in its charter, include the following:

• Develop qualifications/criteria for selecting and evaluating director nominees and evaluating current directors;

• Consider and propose director nominees for election at the Annual Meeting of Stockholders;

• Select candidates to fill Board vacancies as they may occur;

• Make recommendations to the Board regarding Board committee memberships;

• Consider the independence of each director and nominee for director; and

• Perform other functions or duties deemed appropriate by the Board.

Compensation Committee

The Compensation Committee has three members and met once during 2009. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NASDAQ Listing Standards. The Board has adopted a charter for the Compensation Committee, which is available in the Investors section of our website at www.pt.com.

The Compensation Committee’s responsibilities, which are set forth in detail in its charter, include the following:

• Establish the base salary, incentive compensation and any other compensation for the Company’s president and chief executive officer, review the chief executive officer’s recommendations for the compensation of certain executive officers reporting to him, and set and approve such compensation;

• Monitor the Company’s management incentive and stock-based compensation plans and discharge the duties imposed on the Committee by the terms of those plans; and

• Perform other functions or duties deemed appropriate by the Board.

Compensation decisions for the executive officers of the Company and the Company’s directors are made by the Compensation Committee. Periodically, the Compensation Committee has engaged outside executive compensation consultants to assist in evaluating the components of the executive compensation program, although no such firm was engaged during 2009. The competitive analysis developed by these firms has been helpful in constructing the compensation package for the chief executive officer and the other executive officers.

The Compensation Committee’s chairman reports the Committee’s recommendations on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, with notes thereto, sets forth as of March 22, 2010 certain information regarding the Common Stock held by (i) persons known to us who own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers (as defined on page 11), and (iv) all of our directors and executive officers as a group. Unless otherwise indicated immediately beneath the beneficial owner’s name, the address of each beneficial owner listed in the table below is c/o PT, 205 Indigo Creek Drive, Rochester, New York 14626.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Quaker Capital Management Corp.
Arrott Building, 401 Wood Street, Suite 1300
Pittsburgh PA 15222	1,594,115	(3)	14.3%
Bank of America Corporation
100 North Tryon St., Floor 25, Bank of America Corporate Center
Charlotte, NC 28255	1,469,567	(2)	13.2%
Dimensional Fund Advisors LP
1299 Ocean Avenue, Santa Monica, CA	920,485	(4)	8.3%
Harris B. Leviton
91 Revere Street, Boston, MA 02114	600,600	(5)	5.4%
Charles E. Maginness	641,242	(6)	5.7%
John M. Slusser	350,761	(7)	3.1%
William E. Mahuson	197,060	(8)	1.8%
Dorrance W. Lamb	86,918	(9)	*
John J. Grana	72,650	(10)	*
Robert L. Tillman	59,000	(11)	*
Stuart B. Meisenzahl	43,250	(12)	*
E. Mark Rajkowski	40,350	(13)	*
J. Patrick Rice	31,200	(14)	*
Dennis C. Connors	18,333	(15)	*

All Directors and Executive Officers as a Group (10 persons)	1,540,764	(16)	13.4%
*- less than 1%

(1)	Percentage of common shares beneficially owned is based upon 11,116,397 shares of Common Stock outstanding as of March 22, 2010.
(2)	The following information is derived from Amendment No. 10 to Schedule 13G, dated February 3, 2010, filed by Bank of America Corporation. Bank of America, NA; Columbia Management Advisors, LLC; and Merrill Lynch, Pierce, Fenner & Smith, Inc. are the listed subsidiaries which acquired the securities being reported by the parent holding company. Bank of America Corporation has shared dispositive power over 1,469,567 shares and shared power to vote or to direct the voting of 987,029 shares. Bank of America, NA has shared dispositive power over 1,469,567 shares and shared power to vote or to direct the voting of 986,979 shares. Columbia Management Advisors, LLC has sole dispositive power over 1,374,317 shares, shared dispositive power over 4,800 shares and sole power to vote or to direct the voting of 986,979 shares. Merrill Lynch, Pierce, Fenner & Smith, Inc. has sole dispositive power over 50 shares and sole power to vote or to direct the voting of 50 shares.
(3)	The following information is derived from Amendment No. 3 to Schedule 13G, dated February 16, 2010, filed by Quaker Capital Management Corporation. Quaker Capital Partners I, L.P.; Quaker Premier, L.P.; Quaker Capital Partners II, L.P.; Quaker Premier II, L.P.; and Mark G. Schoeppner are the listed affiliates of Quaker Capital Management Corporation through which the securities being reported by Quaker Capital Management Corporation were acquired. Quaker Premier, L.P. is the sole general partner of Quaker Capital Partners I, L.P. Quaker Premier II, L.P. is the sole general partner of Quaker Capital Partners II, L.P. Quaker Capital Management Corporation has shared voting and dispositive power over 1,594,115 shares. Quaker Capital Partners I, L.P. and Quaker Premier, L.P. report sole voting and dispositive power over 1,053,300 shares. Quaker Capital Partners II, L.P. and Quaker Premier II, L.P. report sole voting and dispositive power over 540,815 shares. Mark G. Schoeppner disclaims beneficial ownership of 1,594,115 shares that may be deemed to be beneficially owned by Quaker Capital Partners I, L.P. and Quaker Capital Partners II, L.P.
(4)	The following information is derived from Amendment No. 3 to Schedule 13G, dated February 8, 2010 filed by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power over 909,176 shares and sole dispositive power over 920,485 shares.
(5)	The following information is derived from Amendment No. 2 to Schedule 13G, dated January 29, 2010 filed by Harris B. Leviton. Mr. Leviton has sole voting and dispositive power over 598,750 shares and shared voting and dispositive power over 1,850 shares.
(6)	Includes (a) 40,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 93,247 shares of Common Stock owned of record by Mr. Maginness’ wife. Mr. Maginness disclaims beneficial ownership of the shares owned by his wife. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.
(7)	Includes (a)81,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 5,000 shares of Common Stock owned of record by Mr. Slusser’s wife. Mr. Slusser disclaims beneficial ownership of the shares owned by his wife. Excludes 235,000 shares of Common Stock issuable upon exercise of options not yet vested.
(8)	Includes 26,350 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 72,900 shares of Common Stock issuable upon exercise of options not yet vested.

(9)	Includes (a) 46,250 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 100,000 shares of Common Stock issuable upon exercise of options not yet vested.
(10)	Includes 58,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 129,250 shares of Common Stock issuable upon exercise of options not yet vested.
(11)	Includes 40,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.
(12)	Includes 40,000 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.
(13)	Includes (a) 40,000 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 350 shares of Common Stock owned of record by Mr. Rajkowski’s wife. Mr. Rajkowski disclaims beneficial ownership of the shares owned by his wife. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vested.
(14)	Includes 31,200 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 134,800 shares of Common Stock issuable upon exercise of options not yet vested.
(15)	Includes 18,333 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 10,000 shares of Common Stock issuable upon exercise of options not yet vet vested.
(16)	Includes 421,133 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 721,950 shares of Common Stock issuable upon exercise of options not yet vested.

PROPOSAL 1 ELECTION OF DIRECTORS

Our Board currently consists of six members: John M. Slusser, Dennis C. Connors, Charles E. Maginness, Stuart B. Meisenzahl, E. Mark Rajkowski, and Robert L. Tillman. The Board is divided into three equal classes with staggered terms. At this year’s Annual Meeting, proxies will be solicited to re-elect Stuart B. Meisenzahl and John M. Slusser as Class II directors to serve until the 2013 annual meeting or until their successors are elected and qualified. Each of these nominees has agreed to serve as a director if elected. Proxies may not be voted for more than two Class II directors. After the election at the Annual Meeting, we will have directors in each of our three classes, a majority of whom will be independent under the NASDAQ Listing Standards. The terms of our directors are staggered so that only one class is elected at each Annual Meeting of Stockholders.

Our Board recommends the election of the two nominees named below, each of whom is currently a director. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if this should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

Information about the Directors

The following table sets forth certain information with respect to the two directors who are nominated for re-election as Class II directors at the Meeting for a three-year term expiring in 2013.

PROPOSED FOR ELECTION AS CLASS II DIRECTORS AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS FOR A THREE-YEAR TERM EXPIRING IN 2013

Director
Names and Background of Class II director nominees:	Since

Stuart B. Meisenzahl, age 68, has served as a director of the Company since 2001. He is a former partner in the law firm of Harter, Secrest & Emery LLP, which continues to serve as general counsel to the Company. He was affiliated with the firm for 36 years, retiring in 1999, and he practiced principally in the areas of federal securities law and biotechnology licensing. Following his retirement, Mr. Meisenzahl has acted as a business consultant to a number of biotechnology companies. In addition, he has served as director or trustee of a number of charitable organizations in Rochester, New York. Mr. Meisenzahl is considered to be uniquely qualified to serve as a director of the Company because of his broad business acumen and his knowledge of licensing technology and SEC compliance.

2001

John M. Slusser, age 57, a founder of the Company, has served as President and Chief Executive Officer since January 2007, after serving as interim President and Chief Executive Officer since October 2006, Chairman of the Board of Directors since June 2001, as a director since our formation in 1981 and as Chief Strategic Officer from January 2003 to May 2005. From 1981 through 1995, he held various positions within the Company, including President and Chief Executive Officer. From 1995 until 2000, he served as Chairman of the Board of InformationView Solutions Corporation and from 1995 to 1999 he served as that company’s Chief Executive Officer. Since 2000, he has served as President of Radio Daze LLC, a vintage electronics company. Prior to founding the Company, Mr. Slusser held various positions at Computer Consoles, Inc. (now a division of Nortel Networks). Mr. Slusser holds a BSEE degree from Rochester Institute of Technology. Mr. Slusser is considered to be uniquely qualified to serve as a director of the Company because of his lifelong experience in our industry and his deep knowledge of our Company, its industry, and its people.

1981

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1

The following table sets forth certain information with respect to each director whose term in office does not expire at the Annual Meeting.

DIRECTORS WHOSE TERMS DO NOT EXPIREAT THE 2010 ANNUAL MEETING
Director
Name and Background	Since

Class I Directors

Charles E. Maginness, age 77, served as Chairman of our Board of Directors from 1986 to 2001 and served as our Chief Executive Officer from 1995 to 1997. From 1984 through 1986, he held the position of President and from 1984 through 1995 was also Chief Financial Officer. From 1970 to 1983, Mr. Maginness was employed by Kayex Corporation where he held several positions, including President and Chief Executive Officer, and President of its Hamco Division. Mr. Maginness is considered to be uniquely qualified to serve as a director of the Company because of his prior management experience with the Company, his extensive business acumen, his financial expertise and his knowledge of our industry.

1983

E. Mark Rajkowski, age 51, has been Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation since 2004 and has served as director of the Company since 2003. From December 2003 to August 2004, Mr. Rajkowski was Vice President and General Manager, Worldwide Operations, Digital Film and Imaging Systems Business, for Eastman Kodak Company. From January 2003 to December 2003, he held the position of Chief Operating Officer of Kodak’s Digital and Applied Imaging Division. From 2001 to 2003, he held the position of Vice President of Finance for Eastman Kodak and from 1998 until 2001 he held the position of Corporate Controller for Eastman Kodak. Mr. Rajkowski is considered to be uniquely qualified to serve as a director of the Company because of his financial and accounting expertise, his extensive executive management experience, and his demonstrated business acumen.

2003

Class III Directors

Dennis C. Connors, age 56, has been an advisor to senior management of a number of private and public companies since 2005. Mr. Connors served from 2003-2004 as executive vice president of worldwide operations for 3Com, and served from 2002-2003 as president of CommWorks, a 3Com subsidiary which provided both wireless and wireline solutions to service providers worldwide. Mr. Connors previously was president of 3Com’s Business Connectivity Company. Prior to joining 3Com, Mr. Connors was executive vice president and general manager of the service business for Ericsson, Inc., and previously served the Ericsson/GE joint venture as vice president of worldwide marketing and vice president of global product development and operations for the Private Radio Systems Business. Mr. Connors came to the Ericsson/GE joint venture from GE where he held a number of executive positions. Mr. Connors is considered to be uniquely qualified to serve as a director of the Company because of his extensive executive management experience in our industry, his broad knowledge of business, and his network of contacts within our industry.

2007

Robert L. Tillman, age 62, has been an independent business consultant since 2002. From 2000 to 2002, he served as General Manager in Intel’s Embedded Intel Architecture Division, where he was responsible for the operations of Ziatech Corporation. From 1997 to 2000 he held the position of President of Ziatech Corporation. From 1971 to 1997, Mr. Tillman held various positions at Hewlett Packard. Mr. Tillman is considered to be uniquely qualified to serve as a director of the Company because of his prior executive management experience in our industry, his network of contacts within our industry, and his extensive business acumen.

2003

EXECUTIVE OFFICERS

We are currently served by the following Executive Officers who are annually appointed to serve until their successors are appointed:

Executive
Officer
Name and Background	Since

John J. Grana, age 54, has served as Senior Vice President, Products and Technology since March 2009. Previously, Mr. Grana served as Senior Vice President and General Manager of the Embedded Systems Group from January 2007 to March 2009. From November 2005 to 2007, he served as Senior Vice President of Systems Engineering. From 2000 to 2005 he served as Vice President of Software Engineering. From 1997 to 2000, he held the position of Vice President and General Manager of the Controller Products Group. From 1994 to 1997, he held the position of Vice President of Software Engineering. From 1990 to 1994, he held the position of Technical Director of the Workstation Products business unit, and from 1986 to 1990, he served in various engineering positions. Prior to joining the Company, he held various engineering positions with Computer Consoles, Inc. (now a division of Nortel Networks). Mr. Grana holds a BS degree in computer science from Rochester Institute of Technology.

2000

Dorrance W. Lamb, age 62, has served as Chief Financial Officer of the Company since 1995 and as Senior Vice President since November 2005. From 1992 to 2005 he served as Vice President of Finance. Prior to joining the Company, he was Senior Vice President for Finance and Administration at Infodata Systems, Inc. based in Fairfax, Virginia. Mr. Lamb is a certified public accountant and holds a BS degree in accounting from Benjamin Franklin University.	1992

William E. Mahuson, age 59, has served as Senior Corporate Vice President since March 2007. From 2005 to 2007 he served as Vice President of Business Development. From 1987 to 2005 he served as Vice President. From 1992 to 1995 he served as General Manager of the UconX business unit of the Company. From 1987 to 1990, he served as Vice President, Engineering. Prior to joining the Company, he held various technical and technical management positions with Computer Consoles, Inc. (now a division of Nortel Networks) and Xerox Corporation. Mr. Mahuson holds a BS degree in electrical engineering from Rensselaer Polytechnic Institute.

1987

J. Patrick Rice, age 51, has served as Senior Vice President, Sales, Marketing and Services since March 2009. Previously, Mr. Rice served as Vice President and General Manager - Signaling Systems Group from January 2007 to March 2009. Prior to that appointment, he served as Vice President of Worldwide Signaling Sales and Marketing since joining the Company in June 2006. From 2005 to 2006, Mr. Rice was an independent sales consultant for the telecom equipment industry. Mr. Rice held key senior positions at Tekelec for twelve years from 1992 to 2004, most recently serving as Vice President-Global Sales for Tekelec’s switching division. Prior to joining Tekelec, Mr. Rice held various engineering and sales positions with Nortel Networks. Throughout his career, Mr. Rice has served on various industry committees in both participative and leadership roles.

2007

John M. Slusser, age 57, has served as President and Chief Executive Officer since October 2006. Further information about Mr. Slusser is set forth under “PROPOSED FOR ELECTION AS CLASS II DIRECTORS AT THE 2010 ANNUAL MEETING” above.	2006

EXECUTIVE COMPENSATION Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to its executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to its executive officers are similar to those provided to other executive officers in a peer group of publicly traded technology companies.

Throughout this proxy statement, the individuals who served as the Company’s chief executive officer and chief financial officer during 2009, as well as the other individuals included in the 2009 Summary Compensation Table on page 16, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

Each year, the Company establishes a plan with certain goals and objectives for the fiscal year that includes revenue, earnings per share and other long-term strategic goals to be accomplished. The Company’s overall executive compensation program is designed to reward the achievement of these specific annual goals and to align our executives’ interests with those of the stockholders.

In order to attract and retain executive officers, a company must offer compensation which is competitive with its peers. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives in peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its Named Executive Officers should include both cash and stock-based compensation (the “Compensation Elements”) that reward performance as measured against established goals. When possible, the Company endeavors to use similar policies and compensation mechanisms for all its management employees.

The Company does not believe that any of its compensation policies or decisions are reasonably likely to have a materially adverse effect on the Company.

Role of Executive Officers in Compensation Decisions

The Committee makes all decisions related to the compensation of the Named Executive Officers. The chief executive officer annually reviews the performance of each Named Executive Officer other than himself and provides recommendations to the Committee with respect to base salary and long-term incentive award compensation. The conclusions reached and recommendations in connection with these reviews are presented to the Committee for its consideration. The Committee can exercise its discretion in modifying any recommended adjustments or awards to Named Executive Officers.

Setting Executive Compensation

Based on the foregoing objectives, the Committee believes that it structures the Company’s long-term incentive awards to motivate executives to achieve both the short and long-term business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the Committee periodically has engaged outside executive compensation consultants to conduct a review of its total compensation program for the chief executive officer as well as for other key executives. Executive compensation consultants provide the Committee with relevant market data to consider when making compensation decisions for the chief executive officer and other executive officers. The last engagement of a compensation consultant was in 2006 and the Committee continues to receive periodic updates from this consultant on compensation trends and approaches.

In making compensation decisions, the Committee compares each compensation element and total compensation against a peer group of publicly-traded, technology companies with revenues generally between $30 million and $100 million (collectively, the “Compensation Peer Group”). The Compensation Peer Group consists of companies which the Committee believes can employ similarly situated executives. The companies comprising the Compensation Peer Group are:

Communications Systems, Inc.	Interphase Corporation	Occam Networks, Inc.
Dataram Corporation	Lantronix, Inc.	Veraz Networks, Inc.
Ditech Networks, Inc.	Network Engines, Inc.	Xeta Technologies, Inc.
Endwave Corporation	Network Equipment Technologies, Inc.

The Compensation Peer Group is updated each year to remove companies for which compensation data is no longer publicly available and to add replacement companies that meet the group criteria.

The Committee’s overall compensation objective is to target the total compensation of the Company’s Named Executive Officers at the midpoint of the Compensation Peer Group which the Committee believes will allow the Company to achieve a competitive position amongst its peers in the attraction and retention of executive officers. As such, the Committee seeks to target cash compensation for Named Executive Officers in the second quartile of compensation paid to similarly situated executives, provided, however, that variations to this objective may occur as dictated by several factors including the experience level of the individual, market data, individual and corporate performance, the general and industry-specific business environment, as well as the roles and responsibilities of each executive officer. Data provided by compensation consultants and our experience in hiring a new Chief Executive Officer during 2005 indicated that the then-current total compensation of our Named Executive Officers had historically fallen behind and below this target level. Since then, it has been the Committee’s stated goal to increase the total compensation of our Named Executive Officers, over time and as the financial performance of the Company permits, to the midpoint of the Compensation Peer Group. During the two most recent fiscal years, progress toward meeting this goal has been adversely affected by changes in the Company’s business caused by weakness in the Telecommunications industry, necessary restructuring of the Company’s business in response to this economic weakness and the initiation of a new sales and marketing program which requires a significant investment of resources. These circumstances are currently ongoing.

There is no pre-established policy or target for the allocation between base salary and long-term incentive compensation. Rather, the Committee utilizes the information provided by executive compensation consultants to determine the appropriate level and mix of incentive compensation. Each year, the objective is that the base salary and long-term incentive compensation allocation for each individual should be competitive with those individuals holding the same or similar roles and responsibilities within the Compensation Peer Group. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals. In 2009, with respect to the aggregate of salary and long-term incentives for the Named Executive Officers, salary accounted for approximately 88% of this total while long-term incentives accounted for approximately 12% of this total.

2009 Executive Compensation Components

For the year ended December 31, 2009, the principal components of compensation for Named Executive Officers were as follows:

• Base Salary; and

• Long-term Incentive Award Compensation.

Base Salary

The Company provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the year. The Committee’s goal is to target the base salaries of the Named Executive Officers in the second quartile of the Compensation Peer Group, which the Committee believes is necessary to attract and retain executive officers. The Committee generally determines the base salary amounts on an annual basis. The Committee does not use a specific performance formula or a weighting of factors in determining base salary. Instead, base salary ranges for Named Executive Officers are determined for each executive based on their position and responsibility by using market data.

During its review of base salaries for executives, and its determination of base salaries going forward, the Committee primarily considers:

• Market data provided by outside consultants;

• Internal review of the executive’s compensation, both individually and relative to other officers;

• Individual performance of the executive and contributions to the business; and

• Overall financial performance of the Company

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of Named Executive Officers are based on the assessment of the individual’s performance.

The base salaries for the chief executive officer and other Named Executive Officers became effective as of April 14, 2008 and remain unchanged for 2009. The Compensation Committee made the decision to accept management’s recommendation to freeze 2009 base salaries due to the uncertain global economy and the necessity of containing 2009 expenses. These base salary levels were generally below the mid-point of the Compensation Peer Group data. Base salaries for the Named Executive Officers for the year ended December 31, 2009 are included in the third column of the 2009 Summary Compensation Table on page 16.

The Committee expects, over time, to increase base salaries to the midpoint of the Compensation Peer Group provided that increases to meet this goal can be justified by the Company’s actual future financial performance.

Historically, the Committee has established a Short Term Incentive Program to recognize exceptional performance and to assist in catching up with the targeted compensation goal. During the past two years, the Company’s financial performance did not meet the Committee’s minimum expectations for such a program.

Long-Term Incentive Award Compensation

The Long-Term Incentive Awards Program, which is generally stock option-based compensation, is designed to align executive compensation with stockholder return, motivate and reward individual performance, and to attract and retain talented executive officers.

The Long-Term Incentive Awards Program assists the Company to:

• Enhance the link between the creation of stockholder value and long-term executive incentive compensation;

• Provide an opportunity for increased equity ownership by executives; and

• Maintain competitive levels of total compensation.

In 2009, the Committee provided a pool of stock options approximating 2.0% of the total Common Stock outstanding to be awarded as stock option grants to the Named Executive Officers. Over the past three years, the Committee has established a similar percentage of options granted annually as a means of providing an appropriate balance between (a) potential dilution to Stockholder interests, (b) the benefits of having Named Executive Officers’ incentives aligned with the value of the Company’s common shares, and (c) the immediate impact of stock option grants on the Company’s earnings per share. Data provided by compensation consultants indicates that this target generally places the long-term incentive compensation of the Named Executive Officers below the midpoint of the long-term incentive compensation of the Compensation Peer Group. The Company’s forecasted financial performance for 2009 did not allow the Compensation Committee to make any meaningful progress in achieving its goal of granting stock options at the midpoint of the Compensation Peer Group.

Stock option awards vary among participants based on their positions within the Company with consideration by the Committee of total historical grants to each of the Named Executive Officers. The Committee has not adopted a set formula for the determination of the long-term incentive awards to executive officers. Instead, each executive officer (and other management employees) receives awards at the Committee’s discretion based on various considerations, including the employee’s base salary, years of service, their relative contribution, performance and responsibility within the Company, the fair value of the Company’s stock and the Company’s overall performance. These factors, along with benchmarking of the Compensation Peer Group, are reviewed by the Committee when determining or recommending the awards for executive officers. The Compensation Committee meets annually to determine equity incentive awards, if any, for each Named Executive Officer.

Stock options are awarded at the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of the grant. The Company does not grant stock options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor does it grant options which are priced on a date other than the grant date.

Stock options granted to the Named Executive Officers by the Committee may contain various vesting provisions, including accelerated or contingent vesting. In the event of a change in control of the Company, the stock options granted to the Named Executive Officers prior to 2007, and the stock options awarded in 2007, 2008 and 2009 to Mr. Slusser and Mr. Lamb become fully vested and exercisable. We believe that accelerating the vesting of outstanding stock options in the event of a change in control is common both in our industry and in similar companies outside our industry. We believe that this policy aligns the interests of the Executive Officers with the interests of our stockholders by motivating each officer to work toward completion of a transaction and providing an incentive to remain with the Company prior to the occurrence of any such event.

The vesting of stock options granted to the Named Executive Officers ceases upon termination of employment and exercise rights cease thirty days after termination of employment, except in the case of death, disability or retirement, in which case the exercise right ceases in one year. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights.

Stock options granted to the Named Executive Officers have vesting provisions as follows: For 2009, stock options granted to Named Executive Officers vest over a three-year period (20% after one year, 50% after two years and 100% after three years) and have a five-year option term. For 2008, approximately 60% of the stock options granted to Named Executive Officers and options granted to key employees vest over a three-year period (20% after one year, 50% after two years and 100% after three years) and have a five-year option term. The remaining 40% of the stock options granted to Named Executive Officers contingently vest 100% only upon the Company’s achievement of pre-tax earnings per share in any of the years 2008, 2009 or 2010 of $.69 per share, or greater. The Company did not achieve this earnings per share target for 2008 or 2009; therefore, that portion of the stock options continues to remain unvested and unexercised. For 2007, 50% of the stock options granted to Named Executive Officers and options granted to key employees vest over a three-year period (20% after one year, 50% after two years and 100% after three years) and have a five-year option term. 50% of the stock options granted to Named Executive Officers contingently vest 100% only upon the Company’s achievement of earnings per share in any of the years 2007, 2008 or 2009 of $.40 per share or greater. The Company did not achieve this earnings per share target in any of the three years; therefore, that portion of the stock options expired unvested.

Total stock options granted to the Named Executive Officers in 2009 amounted to 200,000 shares.

The grant-date fair value of stock options granted during 2009, 2008 and 2007, calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“Topic 718”) is included in the “Stock Option Awards” column of the 2009 Summary Compensation Table on page 16.

The Company has no set guidelines governing Company stock ownership or retention by its Executive Officers.

Retirement and Other Benefits

Savings Plan:

All employees in the United States are eligible to participate in the Performance Technologies Incorporated Retirement Savings Plan (“Savings Plan”).

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all U.S.-based employees, including the Named Executive Officers, are able to contribute up to the lesser of 25% of their annual salary or the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company may elect to match a percentage of the employees pay that is contributed to the Savings Plan. The Savings Plan contains vesting for matching contributions from the Company, pursuant to which employees vest 20% per year for their first five years of service with the Company. All employee contributions to the Savings Plan are fully vested upon contribution.

For 2009, the Company matched 25% of the first 4% of pay that was contributed by an employee to the Savings Plan through March 31, 2009, at which time the Company discontinued its match. The match may be reinstated when business conditions improve. For 2008, the Company matched 25% of the first 4% of pay that was contributed by an employee to the Savings Plan. Company contributions to the Savings Plan for the Named Executive Officers for the year ended December 31, 2009, are included in the “All Other Compensation” column of the 2009 Summary Compensation Table on page 16.

Medical Benefits and Flex Plan:

All employees in the United States are eligible to participate in the Company’s Medical benefits and Flex Options Plan (“Flex Plan”). The Flex Plan provides employees with an annual benefit allowance to choose a variety of medical benefit options including comprehensive medical insurance, dental insurance and flexible spending accounts. Any unused benefit allowance can be contributed to the Savings Plan.

Perquisites and Other Personal Benefits:

The Company provides the Named Executive Officers with certain perquisites and other personal benefits that the Company and the Committee believe are consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

Certain of the Named Executive Officers are provided an automobile allowance for the use of their personal automobiles. Upon relocation, Named Executive Officers may receive, at the discretion of the Compensation Committee, a relocation allowance to reimburse up to an aggregate amount in relocation and moving expenses actually incurred, as well as additional reimbursement for temporary housing and travel expenses. During 2009, no such relocation expenses were incurred.

Employment Contracts

The Company has not entered into any employment agreements with any of the Named Executive Officers.

Potential Payments upon Termination

The Committee views severance protection for executive officers as a necessary part of compensation to remain competitive in the market. The Named Executive Officers and certain other key executives are eligible for certain benefits in the event their employment is terminated without cause. These benefits are:

• Subject to our regular payroll policies and practices, the continuation of salary, automobile, and health insurance benefits for six months after the date the executive employee’s employment ends;

• Accelerated vesting of all outstanding stock options that would have vested within one year from the date of termination; and

• The payment of any earned but unpaid bonus for the prior year.

The Board has determined that “cause” means (i) continually and willfully failing to perform the lawful responsibilities assigned to the executive employee; (ii) engaging in conduct that is demonstrably and materially harmful to the Company, including, but not limited to, engaging in inappropriate conduct toward other personnel or customers of the Company, being under the influence of alcohol or non-prescription drugs while at work, failing to comply with the provisions of a confidentiality agreement; (iii) misappropriating the Company’s property; (iv) being convicted of a felony or other crimes of moral turpitude; or (v) mishandling material, nonpublic information.

2010 Executive Compensation

For the year ending December 31, 2010, the principal components of compensation for Named Executive Officers are as follows:

• Base Salary; and

• Long-Term Incentive Award Compensation.

Base Salary and Annual Short-Term Incentive Award

As part of the Company's overall expense management given the challenging current economic conditions, the Chief Executive Officer recommended to the Compensation Committee that there be a freeze on executive management salaries for 2009. Further, the Chief Executive Officer recommended to the Compensation Committee that this freeze be continued in 2010, pending improvement in general business conditions and improvement in the Company’s performance. These recommendations were accepted by the Compensation Committee. In addition, due to the challenging economic conditions and the Company’s financial performance in 2009, the Committee did not establish an Annual Short-Term Incentive Award Program for 2010.

Long-Term Incentive Award Compensation

At its January 2010 meeting, the Board of Directors approved the award of time-vested non-qualified stock options to purchase common shares under the Registrant’s 2003 Omnibus Incentive Plan and its 2001 Stock Option Plan to its executive officers and certain key employees, including grants to the Company’s Named Executive Officers. The options which were granted to the Company’s Named Executive Officers totaled 220,000 shares, were granted at an exercise price of $2.97 and will vest in accordance with the following vesting schedule: 20% after one year, 50% after two years and 100% after three years. All of the stock options expire five years from the date of grant.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid in any taxable year to our chief executive officer and certain other highly compensated executive officers. However, certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically when authorizing compensation payments that may be subject to the limit. Although currently the compensation payments made by the Company do not exceed the deduction limit in Section 162(m), the Compensation Committee has the discretion to consider such payments that it deems to be appropriate and in the best interests of the Company and its stockholders after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee: Charles E. Maginness, Chairman Stuart B. Meisenzahl Robert L. Tillman

2009 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the years ended December 31, 2009, 2008 and 2007. The amounts included for stock option awards for the years ended December 31, 2008 and 2007 have been restated in accordance with the rules of the Securities and Exchange Commission to present the full grant-date, fair value of such awards. Previously, the amounts presented for option awards were equal to the amount recognized in the consolidated financial statements for stock-based compensation.

				Non-equity		Stock option awards(1)(2)		All other compen- sation(3)
				incentive plan	Stock
Name and Principal Position	Year	Salary		compensation	awards				Total
John M. Slusser	2009	$330,000		-	-	$59,641		$7,299	$396,940
Chief Executive Officer	2008	$320,769		-	-	$178,262	(5)	$9,610	$508,641
and President	2007	$300,000		-	-	$227,341	(6)	$9,478	$536,819
Dorrance W. Lamb	2009	$237,602		-	-	$29,821		$6,303	$273,726
Senior Vice President and	2008	$234,421		-	-	$60,412	(5)	$5,972	$300,805
Chief Financial Officer	2007	$223,249		-	-	$68,202	(6)	$4,632	$296,083
John J. Grana	2009	$230,423		-	-	$29,821		$7,769	$268,013
Senior Vice President -	2008	$223,977		-	-	$98,999	(5)	$5,053	$328,029
Products and Technology	2007	$204,232		-	-	$102,303	(6)	$4,435	$310,970
J. Patrick Rice	2009	$257,831	(4)	-	-	$29,821		$14,342	$301,994
Senior Vice President - Sales,	2008	$259,205	(4)	-	-	$116,055	(5)	$6,276	$381,536
Marketing and Services	2007	$227,976	(4)	-	-	$68,202	(6)	$6,000	$302,178
William E. Mahuson	2009	$180,020		-	-	$21,301		$6,170	$207,491
Senior Corporate Vice President

(1)	The dollar value of stock option awards set forth in this column is equal to the grant-date fair value of stock-based compensation cost calculated in accordance with ASC 718. The amounts presented for 2008 and 2007 have been restated to present the value of stock option awards on this same basis. A discussion of the assumptions used in calculating the amount is set forth in Note J to Consolidated Financial Statements of our 2009 Annual Report to Stockholders.

(2)	Information regarding stock options granted to our Named Executive Officers during 2009 is set forth in the 2009 Grants of Plan-Based Awards Table. The 2009 Grants of Plan-Based Awards Table also sets forth the aggregate grant date fair value of stock options granted during 2009 computed in accordance with ASC 718.
(3)	All other compensation includes benefits paid for automobile allowances, 401(k) contributions, health insurance and life insurance.
(4)	Mr. Rice’s reported salary amounts include sales commissions based on sales of certain specific products. This commission amounted to $57,828 in 2009, $62,318 in 2008 and $42,106 in 2007.
(5)	Stock-based compensation expense for 2008 includes the grant-date fair value of options granted with a performance condition vesting provision. Under the terms of this provision, these awards will only vest upon the attainment of pre-tax earnings of $.69 per share in 2008, 2009 or 2010. This provision has not been met in 2008 or 2009 and management believes it is unlikely that it will be met in 2010. As such, the Company has not recorded any expense relating to this grant. The compensation amounts reported for 2008 stock option grants include the following amounts relating to the performance condition grant: Mr. Slusser - $106,376; Mr. Lamb - $21,901; Mr. Grana - $60,488; and Mr. Rice – $67,789.
(6)	Stock-based compensation expense for 2007 includes the grant-date fair value of options granted with a performance condition vesting provision. Under the terms of this provision, these awards were to vest only upon the attainment of an earnings-per-share target of $.40 in 2007, 2008 or 2009. This target was not met in any of the three years, and the Company did not record any expense relating to this grant. The compensation amounts reported for 2007 stock option grants include the following amounts relating to the performance condition grant: Mr. Slusser - $116,745; Mr. Lamb - $35,024; Mr. Grana - $52,535; and Mr. Rice – $35,024.

2009 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the grants of annual cash incentive compensation and stock options during 2009 to our executive officers named in the 2009 Summary Compensation Table.

						All Other Option Awards; Number of Securities Underlying Options
			Payouts Under Short-Term Incentive Awards(1)					Grant Date Fair Value of Stock and Option Awards($)(4)
							Exercise Price of Option Awards

	2009
	Grant		Threshold	Midpoint	Maximum
Name	Date	Vesting	($)	($)	($)	(#)(2)	($/Sh)(3)
John M. Slusser	March 12	3 years	$-	$-	$-	70,000	$2.59	$59,641

Dorrance W. Lamb	March 12	3 years	-	-	-	35,000	$2.59	$29,821

John J. Grana	March 12	3 years	-	-	-	35,000	$2.59	$29,821

J. Patrick Rice	March 12	3 years	-	-	-	35,000	$2.59	$29,821

William E. Mahuson	March 12	3 years	-	-	-	25,000	$2.59	$21,301

(1)	The Compensation Committee did not establish a short-term incentive award plan for 2009.
(2)	The amounts set forth in this column reflect the number of stock options granted on March 12, 2009 to Messrs. Slusser, Lamb, Grana, Rice and Mahuson under our 2003 Omnibus Incentive Program. The options granted on March 12, 2009 vest over three years (a total of 20% is vested after one year, a total of 50% is vested after two years, and the options are fully vested after three years) and all expire on March 12, 2014. These options carry a provision which allows each executive the right to exercise vested options for one year in the event of termination, death, disability, or resignation.
(3)	The exercise price equals the closing price of our Common Stock on the respective date of grant.
(4)	The dollar values of stock options disclosed in this column are equal to the grant date fair value computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes A and J to our Consolidated Financial Statements of our Form 10-K for the year ended December 31, 2009.

The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting total compensation for each of the Named Executive Officers, the Committee reviews compensation schedules which show the executive’s current compensation, including equity and non-equity based compensation. No payments were earned under the Annual Short-Term Incentive Award Program in 2008 and the Board did not approve an Annual Short-Term Incentive Award Program for the years ended December 31, 2009 and December 31, 2007. In 2009, combining salary and long-term incentives (the value of which was calculated using the Black Scholes option pricing model) of the Named Executive Officers, salary accounted for approximately 88% of this total while long-term incentives accounted for approximately 12% of this total.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The following table sets forth information regarding the number of shares of Common Stock underlying exercisable and unexercisable stock options outstanding on December 31, 200910 for our Named Executive Officers. The Company has not made any awards other than stock option awards.

Table of Contents		Option Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)

							Option Exercise Price ($)
								Option
								Expiration
	Name							Date
	John M. Slusser	10,000	-	(1)			$6.78	6/2/2010
		10,000	-	(1)			7.08	5/25/2011
		15,000	-	(2)			5.82	1/16/2012
		25,000	25,000	(3)			4.93	5/24/2012
		7,000	28,000	(4)			5.38	7/8/2013
		-	-		51,000	(5)	5.38	7/8/2013
		-	70,000	(9)			2.59	3/12/2014

	Dorrance W. Lamb	7,500	7,500	(3)			4.93	5/24/2012
		12,000	-	(6)			5.78	5/17/2013
		12,000	8,000	(7)			6.64	3/17/2016
		3,750	15,000	(4)			5.38	7/8/2013
		-	-		10,500	(5)	5.38	7/8/2013
		-	35,000	(9)			2.59	3/12/2014

	John J. Grana	11,250	11,250	(3)			4.93	5/24/2012
		12,000	-	(6)			5.78	5/17/2013
		18,000	12,000	(7)			6.64	3/17/2016
		3,750	15,000	(4)			5.38	7/8/2013
		-	-		29,000	(5)	5.38	7/8/2013
		-	35,000	(9)			2.59	3/12/2014

	J. Patrick Rice	12,000	8,000	(8)			5.58	11/1/2016
		7,500	7,500	(3)			4.93	5/24/2012
		4,700	18,800	(4)			5.38	7/8/2013
		-	-		32,500	(5)	5.38	7/8/2013
		-	35,000	(9)			2.59	3/12/2014

	William E. Mahuson	5,000	5,000	(3)			4.93	5/24/2012
		6,000	-	(6)			5.78	5/17/2013
		6,000	4,000	(7)			6.64	3/17/2016
		2,350	9,400	(4)			5.38	7/8/2013
		-	-		6,500	(5)	5.38	7/8/2013
		-	25,000	(9)			2.59	3/12/2014

(1)	These options were granted to Mr. Slusser as a non-employee director of the Company.
(2)	These options became fully vested on January 16, 2008.
(3)	These options became twenty percent vested on May 24, 2008, became fifty percent vested on May 24, 2009, and will become fully vested on May 24, 2010.
(4)	These options became twenty percent vested on July 8, 2009, and will become fifty percent vested on July 8, 2010, and will become fully vested on July 8, 2011.
(5)	These options vest (only) upon the Company’s achievement of a pre-tax earnings per share target in any of the years 2008, 2009 or 2010 in the amount of $.69 or higher. The Company did not achieve this target in 2008 or 2009.
(6)	These options became fully vested on May 17, 2009.
(7)	These options will vest twenty percent annually on March 17, 2010 and 2011.

(8)	These options will vest twenty percent annually on November 1, 2010 and 2011.
(9)	These options vested twenty percent on March 12, 2009, became fifty percent vested on March 12, 2010 and become fully vested on March 12, 2011.
(10)	This table does not include options granted in January 2010 at an exercise price of $2.97 and which expire in January 2015. The Named Executive Officers received stock option awards in the following amounts: Mr. Slusser – 75,000 shares; Mssrs. Grana and Rice – 40,000 shares each; Mr. Lamb – 35,000 shares; and Mr. Mahuson – 30,000 shares. These options vest twenty percent after one year, cumulatively fifty percent after two years, and become fully vested after three years.

2009 OPTION EXERCISES AND STOCK VESTED

There were no options exercised by any of the Named Executive Officers during 2009. None of the Named Executive Officers hold unvested restricted stock, nor was there any vesting of restricted stock awards during 2009.

ESTIMATED PAY ON TERMINATION

As discussed above, in 2005 the Board adopted guidelines, which were updated in May 2007, regarding the severance benefits that we will provide to certain executive employees in the event that their employment with us is terminated without cause. The following table sets forth the estimated payments that would be made in the event of a termination without cause for the Named Executive Officers who are currently employed by the Company as of December 31, 2009:

	Mr. Slusser	Mr. Lamb	Mr. Grana	Mr. Rice	Mr. Mahuson
Cash severance payment	$165,000	$118,801	$115,212	$100,002	$90,010
Accelerated stock options(1)	2,800	1,400	1,400	1,400	1,000
Continued health care benefits	-	1,628	3,569	4,122	1,628
Continued auto allowance	3,000	1,200	-	3,000	1,200
Total	$170,800	$123,029	$120,181	$108,524	$93,838

(1)	This amount would be based on the difference between the closing price of our Common Stock on December 31, 2009 and the exercise prices for each option for which vesting would accelerate.

For the purpose of the Revised Guidelines, the Board of Directors has defined “cause” to mean: (i) continually and willfully failing to perform the lawful responsibilities assigned to the executive employee; (ii) engaging in conduct that is demonstrably and materially harmful to the Registrant, including, but not limited to, engaging in inappropriate conduct toward other personnel or customers of the Registrant, being under the influence of alcohol or non-prescription drugs while at work, failing to comply with the provisions of a confidentiality agreement; (iii) misappropriating the Registrant’s property; (iv) being convicted of a felony or other crimes of moral turpitude; or (v) mishandling material, nonpublic information.

ESTIMATED VALUE ON CHANGE IN CONTROL

Certain stock options granted to the Named Executive Officers will vest immediately in the event of a change in control. The following table sets forth the estimated value that the Named Executive Officers who remain employed with the Company would receive upon a change in control:

Accelerated stock options(1)
Name
John M. Slusser	$14,000
Dorrance W. Lamb	$7,000

(1)	This amount reflects the difference between the closing price of our Common Stock on December 31, 2009 and the exercise prices for each option for which vesting would accelerate.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock option-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. Board compensation is determined by the Compensation Committee of the Board.

Cash Compensation Paid to Board Members

For the year ended December 31, 2009, members of the Board who are not employees of the Company are entitled to receive $15,000 if they attend at least 75 percent of the scheduled Board meetings and an additional $1,000 for each meeting attended, including meetings attended telephonically. The Chairman of the Board, if a non-employee, would receive an annual retainer of $10,000. The Board Secretary, if a non-employee, receives an annual retainer of $1,000, and an additional $500 for each meeting attended. Directors who serve as a committee chair, or committee member, receive an annual retainer of $5,000 and $2,500, respectively, for the Audit Committee; $2,500 and $1,250, respectively for the Compensation Committee; and $1,500 and $750, respectively for the Nominating Committee. In addition, each committee member receives $500 for each committee meeting attended. In addition to compensation paid to Board members, each member also receives reimbursement for reasonable company-related travel expenses.

Stock Option Program

Each non-employee director receives a stock option grant for 10,000 shares of Common Stock on the day of our Annual Meeting of Stockholders. The exercise price for these options is the fair market value of our Common Stock as of market close on the date of the option grant. Options vest on the first anniversary of the grant date and expire five years from the date of grant. Until an option is exercised, shares subject to options cannot be voted.

2009 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2009, and the grant-date fair value of stock option awards for the year ended December 31, 2009:

	Fees Earned or Paid in Cash ($)	Option Awards ($)(1,2)
			Total ($)
Name
Robert L. Tillman	$26,750	$6,859	$33,609
Stuart B. Meisenzahl	$33,750	$6,859	$40,609
Charles E. Maginness	$27,750	$6,859	$34,609
E. Mark Rajkowski	$31,500	$6,859	$38,359
Dennis C. Connors	$31,250	$6,859	$38,109

(1)	The amounts listed are equal to the grant-date fair value of options awarded in 2009. Compensation cost recognized in 2009 for financial statement purposes in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the amount is set forth in Notes A and J to Consolidated Financial Statements included in our 2009 Form 10-K.
(2)	The number of unexercised stock options (vested and unvested) held by the non-employee directors at December 31, 2009 was as follows: Mr. Tillman (50,000), Mr. Meisenzahl (50,000), Mr. Maginness (50,000), Mr. Rajkowski (50,000) and Mr. Connors (28,333).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on our review of such reports furnished to us and written representations from certain reporting persons, we believe that our executive officers, directors and more than 10% stockholders timely filed all Section 16(a) reports required to be filed by them during the most recent fiscal year.

AUDIT COMMITTEE REPORT

The Audit Committee met eight times during 2009 and each time held private sessions with PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has:

• reviewed and discussed with us, regulatory changes occurring during the past year including requirements related to the Sarbanes-Oxley Act of 2002 and any new Securities and Exchange Commission and NASD requirements;

• reviewed and discussed our audited financial statements for 2009 with management and with PricewaterhouseCoopers LLP;

• reviewed and discussed management’s selection, application and disclosure of critical accounting policies;

• reviewed and discussed the adequacy of our internal control over financial reporting and accounting and financial personnel;

• discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

• discussed the process used by management in formulating accounting estimates and the basis for the registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

• received and discussed the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on such review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for 2009 for filing with the SEC.

Prior to approving PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009, the Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of other than audit services is compatible with maintaining the registered public accounting firm’s independence and has concluded that PricewaterhouseCoopers LLP meets the independence standards.

Audit Committee: E. Mark Rajkowski, Chairman Stuart B. Meisenzahl Dennis C. Connors

AUDIT FEES AND ALL OTHER FEES

Fees Billed by PricewaterhouseCoopers LLP during 2009 and 2008

During 2009 and 2008, PricewaterhouseCoopers LLP billed us the following fees for the services discussed below:

	2009	2008
Audit Fees	$248,000	$266,000
Audit-Related Fees	-	4,100
Tax Fees	-	-
All Other Fees	2,000	2,000
Total	$250,000	$272,100

Audit Fees: Audit fees in 2009 and 2008 were billed for the audit of the Company’s annual consolidated financial statements. Audit fees in both years include charges for the auditors’ review of our interim financial statements included in Form 10-Q filed with the SEC as well as fees related to assistance with regulatory reviews of Company filings, if any.

Audit-Related Fees: Audit-related fees billed in 2008 related to potential accounting issues that may have arisen had the Company completed an acquisition.

Tax Fees: PricewaterhouseCoopers LLP did not incur any tax fees in either 2009 or 2008.

All Other Fees: All other fees in 2009 and 2008 were related to a subscription for an accounting literature research product. All audit, tax and other fees paid in 2009 and 2008 were approved by the Audit Committee.

Effective in 2003, the Audit Committee established the following guidelines for securing non-audit services.

• The chairperson for the Audit Committee can authorize management, in advance, to secure non-audit services up to $25,000 provided the Committee is informed on a timely basis of such commitment.

• The Audit Committee must pre-approve each non-audit service in excess of $25,000.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2009, and the Board has again selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. This selection will be presented to the stockholders for their ratification at the Annual Meeting. The Board recommends a vote in favor of the proposal to ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not ratify this selection, the Board may reconsider its choice.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given an opportunity to make a statement and will be available to respond to appropriate questions concerning the audit of our financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

In order for any stockholder proposal to be included in our Proxy Statement to be issued in connection with the 2011 Annual Meeting of Stockholders, such proposal must be delivered to us no later than December 22, 2010. If the proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2009 Annual Meeting of Stockholders. Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before the 2011 Annual Meeting of Stockholders only if written notice of the proposal is delivered to our Secretary no earlier than March 1, 2011, and no later than March 30, 2011, and if the stockholder complies with all of the other provisions of Article II, Section 12 of our By-laws. All such notices should be delivered to Stuart B. Meisenzahl, Secretary of Performance Technologies, Incorporated, 205 Indigo Creek Drive, Rochester, New York 14626.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Stuart B. Meisenzahl
Secretary to the Board

Dated at Rochester, New York April 19, 2010